Sub-Item 77Q1(f)
Exhibit to Form N-SAR
Filed in Response to N-SAR Item 77K
Reg S-K Item 304(a)(3) Requirement

July 28, 2011

Securities and Exchange Commission
100 F Street, N. E.
Washington, D.C. 20549

Gentlemen:

We have read Item 77K of Form N-SAR, dated July 28, 2011, of Delaware Group(r) Global &
International Funds and are in agreement with the statements contained therein.

       Yours very truly,

       /s/ Ernst & Young LLP

WS: MFG_Philadelphia: 850226: v1

WS: MFG_Philadelphia: 850226: v1